Exhibit 99.1

Everbridge Announces Strong First Quarter Financial Results

First Quarter Revenue and Adjusted EBITDA Exceed High-End of Guidance

Burlington, Mass – May 9, 2022 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management (CEM) and national public warning solutions, today announced its financial results for the first quarter ended March 31, 2022.

“We delivered continued momentum across our strategic CEM bundles for the use cases of Business Operations, People Resilience, Digital Operations and Smart Security, and experienced an increased network effect from our Public Safety solution bundle in regions around the world,” said Vernon Irvin, co-Chief Executive Officer and Chief Revenue Officer of Everbridge.  “We are seeing early evidence that the actions we took last quarter to streamline, integrate, and reduce complexity in our key offerings are paying off.”

Patrick Brickley, co-Chief Executive Officer and Chief Financial Officer of Everbridge, added, “Demand for our CEM technology drove healthy year-over-year growth in average selling prices and the number of six-figure deals.  To help us better focus and execute on these demand trends, we are undertaking a strategic realignment of resources to help drive sustainable revenue growth with a meaningful increase in profitability and positive cash flow through 2022 and beyond.”

First Quarter 2022 Financial Highlights

•	Total revenue was $100.4 million, an increase of 22% compared to $82.2 million for the first quarter of 2021.
•	GAAP operating loss was $(19.2) million, compared to a GAAP operating loss of $(18.2) million for the first quarter of 2021.
•	Non-GAAP operating loss was $(1.6) million, compared to non-GAAP operating income of $2.3 million for the first quarter of 2021.
•

GAAP net loss was $(19.1) million, compared to ($21.8) million for the first quarter of 2021. GAAP net loss per share was $(0.48), based on 39.4 million basic and diluted weighted average common shares outstanding, compared to $(0.60) for the first quarter of 2021, based on 36.4 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net loss was $(0.6) million, compared to non-GAAP net income of $8.0 million in the first quarter of 2021. Non-GAAP diluted net loss per share was $(0.02), based on 39.4 million diluted weighted average common shares outstanding, compared to non-GAAP diluted net income per share of $0.18 for the first quarter of 2021, based on 43.6 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $2.6 million, compared to $5.3 million in the first quarter of 2021.
•	Cash flow from operations was an inflow of $7.7 million, compared to an inflow of $19.8 million for the first quarter of 2021.
•	Free cash flow was an inflow of $1.5 million compared to an inflow of $15.5 million for the first quarter of 2021.

Recent Business Highlights

•	Ended the first quarter with 6,224 global enterprise customers, up from 5,748 at the end of the first quarter of 2021.
•

Awarded contracts by two of the largest German mobile network operators (MNOs) to deliver Cell Broadcast emergency alerting capabilities to help power the German government’s nationwide public warning system.

•

Unveiled a unique collaboration bringing together AWS, Sinch, and Kaleyra, among other technology leaders, to offer an out-of-band critical communications platform to support humanitarian efforts in Ukraine.

•

Partnered with Atalait, a leading managed technology services integrator, to deliver enterprise resilience capabilities to organizations across Mexico, leading to wins with international healthcare provider BUPA México Compañía de Seguros S.A. de C.V and leading health services administrator Vitamédica S.A de C.V / Vitamédica Administradora S.A. de C.V., among others.

•

Reflecting network effects, after having already won Saudi Araba’s countrywide public warning system, Everbridge entered a contract to support Saudi Arabia’s future-planned “smart city,” named NEOM, leveraging Everbridge’s Smart Security capabilities to keep Saudi Arabia’s locals, visitors, and assets safe in the face of potential threats.

•

Recognized by Frost & Sullivan for innovative leadership in earning the top spot in the Frost Radar™: Command and Control Software for Critical National Infrastructure (CNI), Airports, and Safe Cities, Global, 2021.

•	Awarded for Best Global Culture and Best Product & Design Teams by leading workplace culture site Comparably.

Strategic Realignment

Everbridge’s Board of Directors has approved a strategic realignment program as part of the Company’s effort to accelerate its product and go-to-market integration. This program will help the company realign and optimize resources to drive the top priorities that will better position Everbridge for sustainable growth and an even stronger global presence over the long term.  The Company anticipates the strategic realignment program to drive annualized savings of $13 million to $18 million, with $13 million to $21 million in charges associated with these actions.

Financial Outlook

Based on information available as of today, Everbridge is issuing guidance for the second quarter and full year 2022 as indicated below.

	Second Quarter 2022			Full Year 2022
Revenue	$101.8	to	$102.2	$428.2	to	$432.8
Revenue growth	17%		18%	16%		17%
GAAP net loss	$(46.0)		$(45.0)	$(135.0)		$(133.0)
GAAP net loss per share	$(1.18)		$(1.15)	$(3.38)		$(3.33)
Non-GAAP net income (loss)	$(5.2)		$(4.2)	$10.7		$12.7
Non-GAAP net income (loss) per share	$(0.13)		$(0.11)	$0.23		$0.27
Adjusted EBITDA	$(1.0)		$-	$33.5		$35.5

	Full Year 2022 Guidance Issued Feb 24th, 2022
Revenue	$426.0	to	$432.0
Revenue growth	15%		17%
GAAP net loss	$(141.0)		$(139.0)
GAAP net loss per share	$(3.55)		$(3.50)
Non-GAAP net income per share	$10.2		$12.2
Non-GAAP net income per share	$0.22		$0.26
Adjusted EBITDA	$33.0		$35.0

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge First Quarter 2022 Financial Results Conference Call
When:	Monday, May 9, 2022
Time:	4:30 p.m. ET
Live Call:	(833) 685-0904, domestic
(412) 317-5740, international
Replay:	(877) 344-7529, passcode 9087340, domestic
(412) 317-0088, passcode 9087340, international
Webcast (live & replay):	https://edge.media-server.com/mmc/p/frbjpbjf

About Everbridge

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Organizations Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks, product recalls or supply-chain interruptions, over 6,200 customers in 76 countries rely on the Company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication modalities, and track progress on executing response plans. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

Non-GAAP operating income/(loss) excludes stock-based compensation, change in fair value of contingent consideration and amortization of acquired intangible assets. Non-GAAP net income/(loss) excludes stock-based compensation, change in fair value of contingent consideration, amortization of acquired intangible assets, accretion of interest on convertible senior notes, gain/(loss) on extinguishment of debt and capped call modification and the tax impact of such adjustments. Adjusted EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense, gain/(loss) on extinguishment of debt and capped call modification, change in fair value of contingent consideration and stock-based compensation expense. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the second quarter of 2022 and the full fiscal year 2022. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; the impact of the global COVID-19 pandemic on our operations and those of our customers and suppliers; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 and our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2022	2021
Current assets:
Cash and cash equivalents	$492,054	$488,035
Restricted cash	2,088	3,880
Accounts receivable, net	109,484	120,995
Prepaid expenses	16,512	13,740
Deferred costs and other current assets	28,277	28,469
Total current assets	648,415	655,119
Property and equipment, net	12,521	12,185
Capitalized software development costs, net	24,501	22,720
Goodwill	525,264	531,163
Intangible assets, net	208,871	219,319
Restricted cash	867	843
Prepaid expenses	1,591	1,916
Deferred costs and other assets	36,268	35,750
Total assets	$1,458,298	$1,479,015
Current liabilities:
Accounts payable	$9,990	$16,002
Accrued payroll and employee related liabilities	34,839	36,725
Accrued expenses	16,509	13,884
Deferred revenue	235,726	223,579
Convertible senior notes	8	8
Other current liabilities	14,281	14,132
Total current liabilities	311,353	304,330
Long-term liabilities:
Deferred revenue, noncurrent	10,083	14,261
Convertible senior notes	809,690	665,695
Deferred tax liabilities	5,070	16,082
Other long-term liabilities	14,363	15,958
Total liabilities	1,150,559	1,016,326
Stockholders' equity:
Common stock	40	39
Additional paid-in capital	675,984	853,664
Accumulated deficit	(360,023)	(388,112)
Accumulated other comprehensive loss	(8,262)	(2,902)
Total stockholders' equity	307,739	462,689
Total liabilities and stockholders' equity	$1,458,298	$1,479,015

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$100,375	$82,210
Cost of revenue	31,857	25,280
Gross profit	68,518	56,930
	68.26%	69.25%
Operating expenses:
Sales and marketing	41,816	34,527
Research and development	23,559	18,079
General and administrative	22,336	22,562
Total operating expenses	87,711	75,168
Operating loss	(19,193)	(18,238)
Other expense, net:
Interest and investment income	62	133
Interest expense	(1,300)	(6,560)
Loss on extinguishment of convertible notes and capped call modification	—	(2,888)
Other income (expense), net	280	(49)
Total other expense, net	(958)	(9,364)
Loss before income taxes	(20,151)	(27,602)
Benefit from income taxes	1,078	5,813
Net loss	$(19,073)	$(21,789)
Net loss per share attributable to common stockholders:
Basic	$(0.48)	$(0.60)
Diluted	$(0.48)	$(0.60)
Weighted-average common shares outstanding:
Basic	39,429,686	36,386,819
Diluted	39,429,686	36,386,819
Other comprehensive loss:
Foreign currency translation adjustment	(5,360)	(2,597)
Total comprehensive loss	$(24,433)	$(24,386)

Stock-based compensation expense included in the above:
(in thousands)
	Three Months Ended
	March 31,
	2022	2021
Cost of revenue	$817	$999
Sales and marketing	1,295	3,742
Research and development	1,723	2,028
General and administrative	2,249	5,916
Total stock-based compensation	$6,084	$12,685

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(19,073)	$(21,789)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,434	10,843
Amortization of deferred costs	3,963	3,722
Deferred income taxes	(6,553)	(6,701)
Accretion of interest on convertible senior notes	1,158	6,313
Loss on extinguishment of convertible notes and capped call modification	—	2,888
Provision for credit losses and sales reserve	213	1,562
Stock-based compensation	6,084	12,685
Other non-cash adjustments	(52)	(147)
Changes in operating assets and liabilities:
Accounts receivable	11,420	11,482
Prepaid expenses	(2,447)	(1,221)
Deferred costs	(6,221)	(3,450)
Other assets	1,819	(2,768)
Accounts payable	(6,124)	(911)
Accrued payroll and employee related liabilities	(1,862)	(2,130)
Accrued expenses	3,246	3,012
Deferred revenue	8,036	8,373
Other liabilities	(1,339)	(1,955)
Net cash provided by operating activities	7,702	19,808
Cash flows from investing activities:
Capital expenditures	(1,847)	(1,812)
Payments for acquisition of business, net of acquired cash	(47)	(32,401)
Additions to capitalized software development costs	(4,330)	(2,495)
Net cash used in investing activities	(6,224)	(36,708)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	375,000
Payments of debt issuance costs	—	(9,562)
Purchase of convertible notes capped call hedge	—	(35,100)
Repurchase of convertible notes	—	(58,641)
Proceeds from termination of convertible notes capped call hedge	—	10,650
Stock award shares withheld to settle employee tax withholding liability	(571)	(1,610)
Proceeds from employee stock purchase plan	1,702	2,451
Proceeds from stock option exercises	17	1,604
Other	(19)	—
Net cash provided by financing activities	1,129	284,792
Effect of exchange rates on cash, cash equivalents and restricted cash	(356)	(315)
Net increase in cash, cash equivalents and restricted cash	2,251	267,577
Cash, cash equivalents and restricted cash—beginning of period	492,758	475,630
Cash, cash equivalents and restricted cash—end of period	$495,009	$743,207

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Cost of revenue	$31,857	$25,280
Amortization of acquired intangibles	(3,151)	(2,604)
Stock-based compensation	(817)	(999)
Non-GAAP cost of revenue	$27,889	$21,677

Gross profit	$68,518	$56,930
Amortization of acquired intangibles	3,151	2,604
Stock-based compensation	817	999
Non-GAAP gross profit	$72,486	$60,533
Non-GAAP gross margin	72.2%	73.6%

Sales and marketing	$41,816	$34,527
Stock-based compensation	(1,295)	(3,742)
Non-GAAP sales and marketing	$40,521	$30,785

Research and development	$23,559	$18,079
Stock-based compensation	(1,723)	(2,028)
Non-GAAP research and development	$21,836	$16,051

General and administrative	$22,336	$22,562
Amortization of acquired intangibles	(8,387)	(5,255)
Change in fair value of contingent consideration	52	(42)
Stock-based compensation	(2,249)	(5,916)
Non-GAAP general and administrative	$11,752	$11,349

Total operating expenses	$87,711	$75,168
Amortization of acquired intangibles	(8,387)	(5,255)
Change in fair value of contingent consideration	52	(42)
Stock-based compensation	(5,267)	(11,686)
Non-GAAP operating expenses	$74,109	$58,185

Operating loss	$(19,193)	$(18,238)
Amortization of acquired intangibles	11,538	7,859
Change in fair value of contingent consideration	(52)	42
Stock-based compensation	6,084	12,685
Non-GAAP operating income (loss)	$(1,623)	$2,348

Net loss	$(19,073)	$(21,789)
Amortization of acquired intangibles	11,538	7,859
Change in fair value of contingent consideration	(52)	42
Stock-based compensation	6,084	12,685
Accretion of interest on convertible senior notes	1,158	6,313
Loss on extinguishment of convertible notes and capped call modification	—	2,888
Income tax adjustments	(250)	(36)
Non-GAAP net income (loss)	$(595)	$7,962

Non-GAAP net income (loss) per share:
Basic	$(0.02)	$0.22
Diluted	$(0.02)	$0.18
Weighted-average common shares outstanding:
Basic	39,429,686	36,386,819
Diluted	39,429,686	43,554,183

Reconciliation of GAAP measures to non-GAAP measures (Continued)

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Net loss	$(19,073)	$(21,789)
Interest and investment expense, net	1,238	6,427
Benefit from income taxes	(1,078)	(5,813)
Depreciation and amortization	15,434	10,843
EBITDA	(3,479)	(10,332)
Loss on extinguishment of convertible notes and capped call modification	—	2,888
Change in fair value of contingent consideration	(52)	42
Stock-based compensation	6,084	12,685
Adjusted EBITDA	$2,553	$5,283

Net cash provided by operating activities	$7,702	$19,808
Capital expenditures	(1,847)	(1,812)
Capitalized software development costs	(4,330)	(2,495)
Free cash flow	$1,525	$15,501

Remaining Performance Obligations as of March 31, 2022

(in millions)

	Remaining Performance Obligations	Remaining Performance Obligations Next Twelve Months
Subscription and other contracts	$450	$285
Professional services contracts	19	17

Financial Outlook

(in millions, except share and per share data)

	Three Months Ended		Year Ended
	June 30, 2022		December 31, 2022
	Low End	High End	Low End	High End
Net loss	$(46.0)	$(45.0)	$(135.0)	$(133.0)
Amortization of acquired intangibles	11.0	11.0	42.0	42.0
Accretion of interest on convertible senior notes	1.3	1.3	5.2	5.2
Strategic realignment	6.5	6.5	16.5	16.5
Stock-based compensation	22.0	22.0	82.0	82.0
Non-GAAP net income (loss)	$(5.2)	$(4.2)	$10.7	$12.7

Weighted average common shares outstanding:
Basic	39,000,000	39,000,000	40,000,000	40,000,000
Diluted	39,000,000	39,000,000	47,000,000	47,000,000

Net loss per share	$(1.18)	$(1.15)	$(3.38)	$(3.33)
Non-GAAP net income (loss) per share	$(0.13)	$(0.11)	$0.23	$0.27

Net loss	$(46.0)	$(45.0)	$(135.0)	$(133.0)
Interest expense, net	1.4	1.4	6.0	6.0
Income taxes, net	0.1	0.1	4.0	4.0
Depreciation and amortization	15.0	15.0	60.0	60.0
EBITDA	(29.5)	(28.5)	(65.0)	(63.0)
Strategic realignment	6.5	6.5	16.5	16.5
Stock-based compensation	22.0	22.0	82.0	82.0
Adjusted EBITDA	$(1.0)	$-	$33.5	$35.5

	Year Ended
	December 31, 2022
	Issued Feb 24th, 2022
	Low End	High End
Net loss	$(141.0)	$(139.0)
Amortization of acquired intangibles	51.0	51.0
Accretion of interest on convertible senior notes	5.2	5.2
Stock-based compensation	95.0	95.0
Non-GAAP net income	$10.2	$12.2

Weighted average common shares outstanding:
Basic	39,700,000	39,700,000
Diluted	47,000,000	47,000,000

Net loss per share	$(3.55)	$(3.50)
Non-GAAP net income per share	$0.22	$0.26

Net loss	$(141.0)	$(139.0)
Interest expense, net	6.0	6.0
Income taxes, net	6.0	6.0
Depreciation and amortization	67.0	67.0
EBITDA	(62.0)	(60.0)
Stock-based compensation	95.0	95.0
Adjusted EBITDA	$33.0	$35.0

Everbridge Contacts:

Investors:

Nandan Amladi

Investor Relations

nandan.amladi@everbridge.com

617-665-7197

Media:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Source: Everbridge, Inc.